                                  Exhibit 11

Net Income Per Common Share
---------------------------
for the three months ended June 30, 1997 and 1996

                                                       June 30, 1997         June 30, 1996
                                                       --------------        --------------
                                                         (unaudited)           (unaudited)
Net Income Per Common Share Primary:
-----------------------------------

Net income                                                $  795,474            $  734,187
  Less preferred dividends                                    25,500                38,826
                                                          ----------            ----------
Net income available to common stockholders               $  769,974            $  695,361
                                                          ==========            ==========

Average shares outstanding                                 6,050,580             5,719,773
Common stock equivalents less convertible preferred        1,065,089             1,454,901
                                                          ----------            ----------
Adjusted average shares outstanding                        7,115,669             7,174,674

Primary earnings per common share                         $     0.11            $     0.10
                                                          ==========            ==========

Net Income Per Common Share Fully Diluted:
------------------------------------------

Net Income                                                $  795,474            $  734,187
                                                          ----------            ----------

Average shares outstanding                                 6,050,580             5,719,773
Common Stock equivalents including
   convertible preferred                                   1,398,400             1,831,609
                                                          ----------            ----------
Average Shares outstanding assuming full dilution          7,448,980             7,551,382

Fully diluted earnings per share                          $     0.11            $     0.10
                                                          ==========            ==========

                                  Exhibit 11

Net Income Per Common Share
---------------------------
for the six months ended June 30, 1997 and 1996

                                                     June 30, 1997      June 30, 1996
                                                     --------------     --------------
                                                       (unaudited)        (unaudited)
Net Income Per Common Share Primary:
-----------------------------------

Net income                                              $1,724,077         $1,600,613
  Less preferred dividends                                  51,000             77,652
                                                        ----------         ----------
Net income available to common stockholders             $1,673,077         $1,522,961
                                                        ==========         ==========

Average shares outstanding                               6,047,767          5,314,031
Common stock equivalents less convertible preferred      1,065,089          1,454,901
                                                        ----------         ----------
Adjusted average shares outstanding                      7,112,856          6,768,932

Primary earnings per common share                       $     0.24         $     0.23
                                                        ==========         ==========

Net Income Per Common Share Fully Diluted:
-----------------------------------------

Net Income                                              $1,724,077         $1,600,613
                                                        ----------         ----------

Average shares outstanding                               6,047,767          5,314,031
Common Stock equivalents including
   convertible preferred                                 1,398,400          1,831,609
                                                        ----------         ----------
Average Shares outstanding assuming full dilution        7,446,167          7,145,640

Fully diluted earnings per share                        $     0.23         $     0.22
                                                        ==========         ==========

                                      18